Exhibit 10.1

First Horizon National Corporation
Savings Restoration Plan

Effective January 1, 2013

Contents

Article 1. The Plan
1.1 Purpose of Plan
1.2 Applicability of Plan

Article 2. Definitions
2.1 Account
2.2 Affiliate
2.3 Beneficiary
2.4 Board
2.5 Change in Control
2.6 Code
2.7 Committee
2.8 Company
2.9 Compensation
2.10 Employee
2.11 Employer
2.12 ERISA
2.13 Investment Funds
2.14 Participant
2.15 Plan
2.16 Plan Year
2.17 Savings Plan
2.18 Separation from Service
2.19 Valuation Date

Article 3. Participation
3.1 Eligibility
3.2 Duration

Article 4. Benefits
4.1 Separation Benefits
4.2 Death Benefits
4.3 Change in Control
4.4 Permissible Delays or Accelerations
4.5 Payment to Minors or Persons Under Legal Disability
4.6 Inability to Locate Participant or Beneficiary

Article 5. Financing
5.1 Financing
5.2 Unsecured Interest

Article 6. Administration
6.1 Administration
6.2 Appeals from Denial of Claims
6.3 Tax Withholding
6.4 Expenses

Article 7. Adoption of the Plan by Affiliate; Amendment and Termination of the Plan
7.1 Adoption of the Plan by Affiliate
7.2 Amendment and Termination
7.3 Successors

Article 8. Miscellaneous Provisions
8.1 No Contract of Employment
8.2 Nonalienation of Benefits
8.3 Severability
8.4 Applicable Law

Article 1. The Plan

1.1 Purpose of Plan

The Plan is intended to provide a form of deferred compensation, based on compensation that is not limited pursuant to Code section 401(a)(17).

The Plan is intended to be a plan maintained for the purposes of providing deferred compensation to a “select group of management or highly compensated employees” within the meaning of section 201(2) of ERISA. The Plan is also intended to be exempt from the participation, vesting, funding, and fiduciary requirements of Title I of ERISA.

1.2 Applicability of Plan

This Plan applies only to eligible Employees who are in the active employ of the Company or a participating Affiliate on or after January 1, 2013.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized. The definition of any term in the singular shall also include the plural, whichever is appropriate in the context.

2.1 Account

“Account” means the record maintained with respect to the amounts credited to, and other adjustments made to each Participant’s bookkeeping Account, as more fully provided in the Plan.

2.2 Affiliate

“Affiliate” means:

(a)	any corporation while it is a member of the same “controlled group” of corporations (within the meaning of Code section 414(b)) as the Company;

(b)	any other trade or business (whether or not incorporated) while it is under “common control” (within the meaning of Code section 414(c)) with the Company;

(c)	any organization during any period in which it (along with the Company) is a member of an “affiliated service group” (within the meaning of Code section 414(m)); or

(d)	any other entity during any period in which it is required to be aggregated with the Company under Code section 414(o).

2.3 Beneficiary

“Beneficiary” means any person (natural or otherwise) designated by a Participant in writing to receive any death benefits payable under the Plan, or in the absence of any such designation, the person or entity determined to be the Participant’s Beneficiary under the Savings Plan.

2.4 Board

“Board” means the Company’s Board of Directors.

2.5 Change in Control

“Change in Control” means the occurrence of any one of the following events:

(a)

the occurrence of an acquisition (“Acquisition”) by any individual, entity, or group (“Person”) within the meaning of section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership (within the meaning of Rule 13d−3 promulgated under the Exchange Act) of a percentage of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (“Company Voting Securities”) that is 30 percent or more of the Company Voting Securities, but excluding:

	(1)	any acquisition directly from the Company (other than an acquisition by virtue of the exercise of a conversion privilege of a security that was not acquired directly from the Company),

	(2)	any acquisition by the Company or an Affiliate, and

	(3)	any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate;

(b)

during any 12-month period, a majority of the directors who at the beginning of such period constitute the Board are replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election;

(c)

the consummation of a merger, consolidation, reorganization, or similar corporate transaction, whether or not the Company is the surviving company in such transaction, other than a merger, consolidation, or reorganization that would result in the Persons who are beneficial owners of the Company Voting Securities outstanding immediately prior thereto continuing to beneficially own, directly or indirectly, in substantially the same proportions, at least 50 percent of the combined voting power of the Company Voting Securities (or the voting securities of the surviving entity) outstanding immediately after such merger, consolidation or reorganization; or

(d)

the sale or other disposition of the assets of the Company during any period of 12 consecutive months having a total gross fair market value equal to or more than 40 percent of the total gross fair market value of the assets of the Company and its Affiliates immediately before such sale or disposition.

The foregoing definition of “Change in Control” is intended to comply with the requirements of Code section 409A and Treasury Regulation section 1.409A-3(i)(5), and shall be interpreted and applied by the Committee in a manner consistent with this intent.

2.6 Code

“Code” means the Internal Revenue Code of 1986, as amended, or as it may be amended from time to time. A reference to a particular section of the Code shall also be deemed to refer to regulations and other regulatory guidance issued under that Code section.

2.7 Committee

“Committee” means the Administration Committee appointed by the Board to administer the Plan.

2.8 Company

“Company” means First Horizon National Corporation and any successor thereto.

2.9 Compensation

“Compensation” means that part of the Participant’s regular wages, salaries, fees for professional service and other regular amounts received for personal services actually rendered in the course of employment with the Employer (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, and tips), except Compensation does not include bonuses, reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses and welfare benefits. Compensation also includes Elective Contributions made by an Employer on the Participant’s behalf under the Savings Plan. “Elective Contributions” for this purpose are amounts excludible from the Participant’s gross income under Code sections 125, 402(a)(8), 402(h), 403(b) or 132(f)(4), and contributed by the Employer at the Participant’s election, to a Code section 401(k) arrangement, a simplified employee pension, cafeteria plan, tax sheltered annuity or qualifying transportation fringe benefit plan.

Compensation shall be determined prior to reduction for any contribution by the Participant to this Plan or the Savings Plan.

For those Participants who are paid on a commission basis or production basis but not employed by the FTN Financial Division of First Tennessee Bank National Association, by FTN Financial Securities Corporation, by FTN Midwest Securities Corporation or by First Tennessee Capital Assets Corporation, Compensation shall consist of that portion of their Compensation that consists of such commissions or production pay.

The term “Compensation” does not include:

(i)

Employer contributions (other than Elective Contributions to the Savings Plan or deferrals elected by the Participant to this Plan or any other nonqualified deferred compensation plan) to a plan of deferred compensation to the extent the contributions are not included in the gross income of the Employee for the taxable year in which contributed, on behalf of an Employee to a Simplified Employee Pension Plan to the extent such contributions are excludible from the Employee’s gross income, and any distributions from a plan of deferred compensation, regardless of whether such amounts are includible in the gross income of the Employee when distributed.

(ii)

Amounts realized from the exercise of a non qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

(iii)	Amounts realized from the sale, exchange or other disposition of stock acquired under a stock option described in Part II, Subchapter D, Chapter 1 of the Code.

(iv)

Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Participant), or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code section 403(b) (whether or not the contributions are excludible from the gross income of the Participant, other than “elective contributions.”

(v)	Any amount taken into account as Eligible Earnings for purposes of calculating matching contributions under the Savings Plan.

For a Participant’s initial year of participation, Compensation shall be recognized as of the Participant’s effective date of participation in the Plan.

An individual receiving a differential wage payment, as defined by Code §3401(h)(2), is treated as an Employee of the Employer making the payment, (ii) the differential wage payment is treated as Compensation, and (iii) the Plan is not treated as failing to meet the requirements of any provision described in Code §414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payment. The foregoing (iii) applies only if all employees of the Employer performing service in the uniformed services described in Code §3401(h)(2)(A) are entitled to receive differential wage payments (as defined in Code §3401(h)(2)) on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the employer, to make contributions based on the payments on reasonably equivalent terms (taking into account Code §§410(b)(3), (4), and (5)).

2.10 Employee

“Employee” means any person who is employed by an Employer.

2.11 Employer

“Employer” means the Company and each Affiliate that has adopted this Plan for the benefit of its eligible Employees.

2.12 ERISA

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or as it may be amended from time to time. A reference to a particular section of ERISA shall also be deemed to refer to regulations and other regulatory guidance issued under that section.

2.13 Investment Funds

“Investment Funds” means the hypothetical investment options made available to Participants. The Investment Funds shall be determined and specified by the Committee from time to time, and shall serve as the indices for adjustments to Participant Accounts as an investment experience equivalent. Each Investment Fund is for reference only, as a deemed investment index, and shall not bind the Employer to make or fund any actual investments. If, however, the Employer chooses to invest funds to provide for its liabilities under the Plan, the Employer shall retain complete discretion over the investment of the assets and shall be under no obligation to make any investment to reflect any Participant’s Investment Fund selections.

2.14 Participant

“Participant” means an Employee who has met, and continues to meet, the eligibility requirements of section 3.1.

2.15 Plan

“Plan” means this First Horizon National Corporation Savings Restoration Plan, as amended from time to time.

2.16 Plan Year

“Plan Year” means the calendar year.

2.17 Savings Plan

“Savings Plan” means the First Horizon National Corporation Savings Plan, as amended from time to time.

2.18 SEC Officer

“SEC Officer” means an Employee who is an officer of the Company within the meaning of Section 16a-1f of the Securities Exchange Act of 1934.

2.19 Separation from Service

“Separation from Service” means, subject to subsections (a) and (b), an Employee’s termination from employment with the Company and all Affiliates, whether by retirement or resignation from or discharge by the Company or an Affiliate.

(a)	A Separation from Service shall be deemed to have occurred if an Employee and the Company or any Affiliate reasonably anticipate, based on the facts and circumstances, that either:

	(1)	the Employee will not provide any additional services for the Company or an Affiliate after a certain date; or

(2)

the level of bona fide services performed by the Employee after a certain date will permanently decrease to no more than 20 percent of the average level of bona fide services performed by the Employee over the immediately preceding 36 months.

(b)

If an Employee is absent from employment due to military leave, sick leave, or any other bona fide leave of absence authorized by the Company or an Affiliate and there is a reasonable expectation that the Employee will return to perform services for the Company or an Affiliate, a Separation from Service shall not occur until the later of:

	(1)	the first date immediately following the date that is six months after the first date that an Employee was absent from employment; and

	(2)	to the extent the Employee retains a right to reemployment with the Company or any Affiliates under applicable law or by contract, the date the Employee no longer retains a right to reemployment.

If a Participant fails to return to work upon the expiration of any military leave, sick leave, or other bona fide leave of absence where such leave is for less than six months, the Separation from Service shall occur as of the date of the expiration of such leave.

2.20 Valuation Date

“Valuation Date” means the last day of each Plan Year and such other date(s) as the Committee shall determine in its sole discretion for the book valuation of Participant Accounts.

2.21 Year of Service

“Year of Service” means a Year of Service for vesting purposes, as determined under the provisions of the Savings Plan.

Article 3. Participation

3.1 Eligibility

Any Employee shall become a Participant on the date as of which the Employee is designated by the Chief Executive Officer of the Company, or in the case of an SEC Officer is designated by the Compensation Committee of the Board, as a Participant. An Employee may be designated as a Participant for any particular future calendar year if the Employee’s annual Compensation for such future calendar year is expected to exceed the compensation limitation which will be in effect for such year for purposes of Section 401(a)(17) of the Code. Participation in the Plan shall be limited to Employees who are members of a “select group of management or highly compensated employees” within the meaning of ERISA section 201(2).

3.2 Duration

An Employee who becomes a Participant under section 3.1 shall remain an active Participant until the earlier of:

(a)	his or her Separation from Service; or

(b)

the effective date for a declaration by the Chief Executive Officer of the Company in the case of a Participant who is not an SEC Officer, or by the Compensation Committee of the Board in the case of an SEC Officer, that the Employee is no longer eligible to participate in the Plan.

An individual whose active participation is terminated under this section shall continue to be an inactive Participant until all benefits to which he or she is entitled under this Plan have been paid.

Article 4. Benefits

4.1 Separation Benefits

(a)	Eligibility. A Participant who incurs a Separation from Service shall be eligible for a lump sum payment of the Participant’s vested Account balance, payable at the time specified in subsection (c).

(b)	Participant Bookkeeping Accounts.

(1)

In advance of each Plan Year and not later than such date that the Committee may specify, each Participant may irrevocably elect in writing, whether on paper or in electronic or other form and during such election period as may be acceptable to the Committee, to defer into a bookkeeping Account any whole percentage of the Compensation which would otherwise be paid to the Participant in the following Plan Year. A Participant’s election to defer the receipt of Compensation shall be deemed a continuing election for all succeeding Plan Years and shall remain in effect for each succeeding Plan Year unless, prior to a later Plan Year, in such form and during such period as the Committee may specify, the Participant revokes or amends the existing election and, in such event, the Participant’s new election shall thereafter remain in effect for each succeeding Plan Year until again revised or revoked in accordance with the foregoing with respect to future Plan Years. A Participant’s bookkeeping account which reflects the Participant’s elective deferral of Compensation which would otherwise have been currently payable to the Participant is fully vested at all times.

(2)

For each Plan Year, the Company will allocate to the Participant’s bookkeeping Account a Matching Contribution equal to one hundred percent (100%) of the Participant’s deferred Compensation for the Plan Year under this Plan, disregarding for this purpose any amount deferred by the Participant in excess of six percent (6%) of the Participant’s Compensation for the Plan Year. Any Matching Contribution may be determined, made and allocated as of any day in the Plan Year; provided, however, that if the Matching Contribution is made on other than an annual basis, any pre-funded Matching Contributions for a Plan Year shall be subject to a Plan Year-end true up adjustment to provide the amount of Matching Contributions which would be made on a full Plan Year contribution basis. A Participant’s Matching Contribution Account will only be payable to the Participant if the Participant’s Matching Contribution Account has become vested. A Participant’s Matching Contribution Account shall become vested as of and after the date when the Participant (i) is credited with three (3) Years of Service, (ii) attains age sixty five (65) while an Employee, (iii) dies while an Employee, or (iv) suffers a condition while an Employee which qualifies the Participant for disability benefits under the Social Security Act. If a Participant terminates employment with the Company for any reason prior to becoming vested in accordance with this paragraph, then notwithstanding any other provision of the Plan the Participant’s Matching Contribution Account shall be forfeited and shall not be payable to the Participant, any Beneficiary, or any other party.

(3)

All amounts deferred by a Participant under paragraph (1) of this Section and all Matching Contributions credited under paragraph (2) of this Section will be credited to the Participant’s bookkeeping Account, within an administratively practicable time after the date as of which such deferral or contribution is made, as determined by the Committee in its discretion. All amounts credited to a Participant’s Account shall thereafter be subject to adjustment for an investment experience equivalent amount as of each Valuation Date. In advance of a Participant’s first deferrals to the Plan and periodically thereafter at such times and under such procedures as the Committee may establish from time to time, each Participant shall designate the portion of the Participant’s Account which shall be deemed for bookkeeping purposes as being thereafter invested in one or more Investment Fund(s). The Participant’s deemed investment election shall be considered to remain in effect until the effective date of a modified election, again among such Investment Funds, at such times, and under such procedures as the Committee may determine. To the extent a Participant neglects or refuses to provide a valid or clear election for the deemed investment of the Participant’s entire Account, the Committee may, in its discretion, hold as if uninvested the portion of the Account for which a valid and clear election is lacking, or may instead invest such portion in such conservative Investment Fund as it determines in its discretion.

(c)

Account Payment Date. Payment of a Participant’s Account shall be made as of the first day of the month coinciding with or next following the six-month anniversary of the Participant’s Separation from Service, or as soon as is administratively practical after that date, but in no event later than the last day permitted under Code section 409A for treating a delayed payment as having been made on such payment date.

(d)	Form of Payment. Each Participant’s Account shall be paid as a cash, lump sum payment.

4.2 Death Benefits

The Beneficiary of a Participant shall be eligible to receive a death benefit if the Participant dies prior to the date as of which the Participant’s Account is paid to the Participant. The amount of any such death benefit shall be equal to the unpaid Account balance as of the Valuation Date coinciding with or next preceding the date of payment to the Beneficiary. The death benefit shall be paid to the Beneficiary in a single lump sum payment on the first business day of the second calendar month which begins after the date of the Participant’s death (“Death Benefit Payment Date”), or as soon as is administratively practicable after that date, but in no event later than the last day permitted under Code section 409A for treating a delayed payment as having been made on such payment date.

4.3 Change in Control

Notwithstanding anything contained in this Plan to the contrary, the provisions of this section shall govern and supersede any inconsistent terms or provisions of this Plan in the event of a Change in Control of the Company.

(a)

Notwithstanding anything herein to the contrary, the benefits payable under the Plan (both benefits that have accrued and vested at the time of a Change in Control and those that accrue and vest thereafter) may not be reduced or terminated after a Change in Control for any individual who was a participant in the Plan at the time of the Change in Control.

(b)

In the event that the Plan is continued and not terminated following a Change in Control, additional amounts may be allocated to a Participant’s Account after a distribution made pursuant to this section as a result of continued employment with the Employer and continued participation in this Plan. Any such Account balance shall be paid to the Participant pursuant to section 4.1.

4.4 Permissible Delays or Accelerations

Payment of a Participant’s Account shall not be delayed or accelerated, except as provided in this section. If the Company or the Committee determines that a delay or an acceleration of a Participant’s retirement benefit complies with the requirements under Code section 409A (including a delay to comply with Code section 162(m) or an acceleration to pay employment taxes), the Company or the Committee may either delay or accelerate the payment of a Participant’s retirement benefit in accordance with the terms of Code section 409A as it deems advisable in its sole discretion. If any payment is delayed in accordance with this provision, the Participant shall be entitled to receive such delayed payments, as adjusted for interim deemed investment experience to a reasonably practicable date on or prior to the date of distribution.

4.5 Payment to Minors or Persons Under Legal Disability

If any benefit becomes payable to a minor or a person under a legal disability, payment of such benefit may be made to the conservator or guardian of the intended recipient appointed by a court of competent jurisdiction or any other individual or institution maintaining or having custody of the intended recipient. A release by any such conservator, guardian, individual or institution shall constitute a legal discharge of any obligation of the Plan, Company, Employer, Committee or other party to the intended recipient. Any Plan benefit is earned contingent upon acceptance by the Participant or Beneficiary of this provision.

4.6 Inability to Locate Participant or Beneficiary

If a Participant or Beneficiary cannot be located by the Committee using the Participant’s or Beneficiary’s last known address on file with the Company, within one (1) year of the Participant’s Separation from Service or death, all benefits under the Plan are forfeited. It is the sole responsibility of each Participant and Beneficiary to maintain a current address on file with the Company.

Article 5. Financing

5.1 Financing

The benefits under this Plan shall be paid out of the general assets of the Employer, except to the extent they are paid from the assets of a grantor trust established by an Employer to pay these benefits. Nothing shall require the Company or any Employer to set aside assets nor to hold any assets in trust for the benefit of any Participant or Beneficiary. Any funds which the Company or Employer elects to put into a trust or account or otherwise to set aside for the payment of expected Plan benefits shall be subject to the claims of the general creditors of the Employer. Each Participant and Beneficiary has the status of a general unsecured creditor of the Employer with respect to Plan benefits.

5.2 Unsecured Interest

No Participant shall have any interest whatsoever in any specific asset of the Company or any Affiliate. To the extent that any person acquires a right to receive payment under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer.

Article 6. Administration

6.1 Administration

The Plan shall be administered by the Committee.

The Committee shall have all powers necessary or appropriate to carry out the provisions of the Plan. It may, from time to time, establish rules for the administration of the Plan and the transaction of the Plan’s business. In its sole discretion, the Committee may delegate any or all of its responsibilities relative to administration of the Plan to such officers of the Company as it designates.

The Committee shall have the exclusive right to make any finding of fact necessary or appropriate for any purpose under the Plan including, but not limited to, the determination of eligibility for and amount of any benefit.

The Committee shall have the exclusive right to interpret the terms and provisions of the Plan and to determine any and all questions arising under the Plan or in connection with its administration, including, without limitation, the right to remedy or resolve possible ambiguities, inconsistencies, or omissions by general rule or particular decision, all in its sole and absolute discretion.

To the extent permitted by law, all findings of fact, determinations, interpretations, and decisions of the Committee shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan.

6.2 Appeals from Denial of Claims

If any claim for benefits under the Plan is wholly or partially denied, the claimant shall be given notice of the denial. This notice shall be given in writing within a reasonable period of time after receipt of the claim by the Committee. This period will not exceed 90 days after receipt of the claim, except that if the Committee determines that special circumstances require an extension of time, the period may be extended up to an additional 90 days. Written notice of the extension shall be furnished to the claimant prior to termination of the initial 90-day period, and it shall indicate the special circumstances requiring an extension of time and the date by which the benefit determination is expected.

Notice of any claim denial shall be written in a manner calculated to be understood by the claimant and shall set forth the following information:

(a)	the specific reasons for the denial;

(b)	a specific reference to the Plan provisions on which the denial is based;

(c)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why this material or information is necessary;

(d)

an explanation that a full and fair review by the Committee of the decision denying the claim may be requested by the claimant or an authorized representative by filing with the Committee, within 60 days after the notice has been received, a written request for review; and

(e)	a statement of the claimant’s right to bring a civil action under ERISA section 502(a) following an adverse decision upon review.

If a claimant files a written request for review of a denied claim, the claimant or his or her authorized representative may request, free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claim and may submit written comments, documents, records, and other information relevant to the claim within the 60 day period specified in subsection (d) above. The notice of claim denial shall include a statement of the claimant’s rights to review and submit information pursuant to this paragraph.

The review by the Committee shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim without regard to whether such material was submitted or considered as part of the initial determination. The decision of the Committee upon review shall be made promptly, and not later than 60 days after the Committee’s receipt of the request for review. However, if the Committee determines that special circumstances require an extension of time, this period may be extended up to an additional 60 days. Written notice of the extension shall be furnished to the claimant prior to termination of the initial 60 day period, and it shall indicate the special circumstances requiring an extension of time and the date by which the decision on review is expected.

If the claim is denied, wholly or in part, the claimant shall be given a copy of the decision promptly. The decision shall be in writing and shall be written in a manner calculated to be understood by the claimant. The decision shall include specific reasons for the denial; specific references to the pertinent Plan provisions on which the denial is based; a statement that the claimant may request, free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claim; and a statement of the claimant’s right to bring a civil action under ERISA section 502(a).

6.3 Tax Withholding

The Employer may withhold from any payment under this Plan any federal, state, or local taxes required by law to be withheld with respect to the payment and any sum the Employer may reasonably estimate as necessary to cover any taxes for which the Employer may be liable and that may be assessed with regard to the payment.

6.4 Expenses

All expenses incurred in the administration of the Plan shall be paid by the Employer.

Article 7. Adoption of the Plan by Affiliate; Amendment and Termination of the Plan

7.1 Adoption of the Plan by Affiliate

An Affiliate may adopt the Plan by appropriate action of its board of directors or authorized officers or representatives, subject to the approval of the Board.

7.2 Amendment and Termination

The Company hereby reserves the right to amend, modify, or terminate the Plan at any time, and for any reason, by written resolution of the Board. However, no amendment or termination shall have the effect of reducing or terminating benefits for any Participant who has become entitled to a vested benefit under section 4.1.

7.3 Successors

This Plan shall bind any successor of the Company, its assets, or its businesses (whether direct or indirect, by purchase, merger, consolidation, or otherwise) in the same manner and to the same extent that the Company would be obligated under this Plan if no succession had taken place. In the case of any transaction in which a successor would not be bound by this Plan pursuant to the preceding sentence or by operation of law, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company’s obligations under this Plan in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The term “Company,” as used in the Plan, shall mean the Company as defined in Article 2 and any successor or assignee to the business or assets that by reason hereof becomes bound by this Plan.

Article 8. Miscellaneous Provisions

8.1 No Contract of Employment

Nothing contained in the Plan shall be construed to give any Participant the right to be retained in the service of the Company or its Affiliates or to interfere with the right of the Company or its Affiliates to discharge a Participant at any time.

8.2 Nonalienation of Benefits

No benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment or other legal process, or encumbrances of any kind. Any attempt to alienate, sell, transfer, assign, pledge, or otherwise encumber any such benefit, whether currently or hereafter payable, shall be void. Except as otherwise specifically provided by law, no such benefit shall, in any manner, be liable for or subject to the debts or liabilities of any Participant or any other person entitled to such benefit.

8.3 Severability

If any provision of this Plan shall be held illegal or invalid, the illegality or invalidity shall not affect its remaining parts. The Plan shall be construed and enforced as if it did not contain the illegal or invalid provision.

8.4 Applicable Law

Except to the extent preempted by applicable federal law, this Plan shall be governed by and construed in accordance with the laws of the state of Tennessee.

In Witness Whereof, the authorized officers of the Company have signed this document and have affixed the corporate seal on__________________, 2012, effective as of January 1, 2013.

First Horizon National Corporation

By:

Its

Attest:

By:

Its